As filed with the Securities and Exchange Commission on June 29, 1998
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                   ----------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                        THE ASHTON TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                    22-6650372
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)

                          1900 Market Street Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
                        (Address, including zip code, and
                        telephone number, including area
                         code, of registrant's principal
                               executive offices)

                             Fredric W. Rittereiser
                      President and Chief Executive Officer
                        The Ashton Technology Group, Inc.
                               1900 Market Street
                                    Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   Copies to:
                              Justin P. Klein, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                             Philadelphia, PA 19103
                                 (215) 665-8500
                                   ----------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. |_| __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_| ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

                                  Amount             Proposed maximum          Proposed maximum           Amount of
  Title of each class of          to be               offering price               aggregate             registration
securities to be registered   registered (2)           per unit (1)           offering price (1)             fee
---------------------------   --------------           ------------           ------------------             ---
  Common Stock, $.01 par          15,003,668                $3.438               $51,582,610.58           $15,216.87
          value
                                                                                                          ----------
         Total Registration Fee                                                                           $15,216.87
                                                                                                          ==========

(1) Based on the average of the reported high and low sales prices of the Common Stock as reported on The NASDAQ SmallCap Market of the NASDAQ Stock Market, Inc. on June 26, 1998, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g).

(2) Included in this amount are (i) 2,896,350 shares issuable upon conversion of the Registrant's Series D Convertible Preferred Stock (the "Series D Preferred"), (ii) 1,810,218 shares issuable upon conversion of the
     Registrant's Series E Convertible Preferred Stock (the "Series E Preferred"), (iii) 200,000 shares issuable upon the exercise of the Registrant's Warrants issued in connection with the sale of the
     Registrant's Series C Convertible Preferred Stock (the "Series C Warrants"), (iv) 880,000 shares issuable upon the exercise of the Registrant's Warrants issued in connection with the sale of the Series D Preferred (the "Series D Warrants"), (v) 320,000 Shares issuable upon the exercise of the Registrant's warrants issued in connection with the sale of the Series E Preferred (the "Series E Warrants"), and (vi) 8,897,100 shares issuable upon the exercise of certain put rights granted to the Registrant in connection with the sale of the Series D&E Preferred (the "Series D&E Puts"). For purposes of estimating the number of shares of

     Common Stock to be included in this Registration Statement, the Registrant calculated 200% of the number of shares of Common Stock issuable in connection with the conversion of the Series D and Series E Preferred, the exercise of the Series D and Series E Warrants and the exercise of the Series D&E Puts by the Registrant. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the conversion of, or in respect of, Series D Preferred and Series E Preferred, and/or the exercise of, or in respect of, the Series C Warrants, Series D Warrants, Series E Warrants, and the Series D&E Puts to which the registrable securities relate, as such number may be adjusted as a result of stock splits, stock dividends, and anti-dilution provisions (including floating rate conversion prices) in accordance with Rule 416.

---------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   Subject to completion, dated June 29, 1998

                                   PROSPECTUS

--------------------------------------------------------------------------------

                        THE ASHTON TECHNOLOGY GROUP, INC.

                                   15,003,668
                                     Shares

                           Common Stock $.01 par value

--------------------------------------------------------------------------------

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

     This Prospectus relates to the resale by the Selling Stockholders identified herein of (i) an indeterminate number of shares of Common Stock, of The Ashton Technology Group, Inc. (the "Company" or "Ashton") initially 2,896,350, which may be acquired by one or more of the Selling Stockholders upon the conversion of the Company's Series D Convertible Preferred Stock (the "Series D Preferred"); (ii) an indeterminate number of shares of Common Stock, initially 1,810,218, which may be acquired by one or more of the Selling Stockholders upon the conversion of the Company's Series E Convertible Preferred Stock (the "Series E Preferred"); (iii) 200,000 shares of Common Stock which may be acquired by one or more of the Selling Stockholders upon the exercise of warrants issued in connection with the sale of the Company's Series C Convertible Preferred stock (the "Series C Warrants"); (iv) 880,000 shares of Common Stock which may be acquired by one or more of the Selling Stockholders upon the exercise of warrants issued in connection with the sale of the Series D Preferred (the "Series D Warrants"); (v) 320,000 shares of Common Stock which may be acquired by one or more of the Selling Stockholders upon exercise of warrants issued in connection with the sale of the Series E Preferred (the "Series E Warrants"); and (vi) an indeterminate number of shares of Common Stock, initially 8,897,100, which may be sold by the Company and purchased by one or more of the Selling Stockholders, upon the exercise of certain put rights acquired by the Company in connection with the sale of the Company's Series D Preferred and Series E Preferred (the "Series D&E Puts"). See "Selling
Stockholders and Plan of Distribution." Although the Company will receive proceeds from the exercise of the outstanding Series C Warrants, Series D Warrants, and Series E Warrants from time to time, if and when they are exercised, the Company will not receive any of the proceeds from the resale of shares of Common Stock by the Selling Stockholders offered hereby.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING AT PAGE 5, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

     The Common Stock of the Company is traded on the NASDAQ SmallCap Market under the symbol "ASTN." On June 26, 1998, the last reported sales price for Ashton's Common Stock on the NASDAQ SmallCap Market was $3.438. The Warrants of the Company are traded on the NASDAQ Small Cap Market under the symbol "ASTNW." On June 26, 1998, the last reported sales price for the Company's Warrants on the NASDAQ Small Cap was $1.375.

                The date of this Prospectus is July ______, 1998

                              AVAILABLE INFORMATION

     Ashton is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Northeast Regional Office at 7 World Trade Center, Suite 1300, New York, NY 10048, and the Commission's Midwest Regional Office at 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission may be reached by telephone at 1-800-SEC-0330, and maintains a Web site on the Internet, http://www.sec.gov that also contains such reports, proxy statements and other information filed by the Company. Ashton's Common Stock and Warrants are listed on the NASDAQ SmallCap Market, a subsidiary of the National Association of Securities Dealers, Inc. ("NASD"). Reports, proxy statements, and other information concerning the Company may be inspected and copied at the NASD's offices at 1735 K Street, N.W., Washington, DC 20006-1500.

     The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, all of which have been previously or concurrently filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997, (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997, as amended; (iii) the Company's Current Reports on Form 8-K dated November 6, 1997, November 12, 1997, January 27, 1998, and April 9, 1998; and (iv) the
Company's Proxy Statement dated May 8, 1998.

     All other reports and documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are themselves specifically incorporated by reference). Written requests for such copies should be directed to John A. Blohm,

Executive Vice President and Corporate Secretary, The Ashton Technology Group, Inc., 1900 Market Street, Suite 701, Philadelphia, PA 19103, (215) 751-1900.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; material costs; ability to develop markets; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in government regulation and other factors referenced in this Prospectus. Such forward-looking statements speak only as of the date of this Prospectus. For discussion of the factors that might cause performance of the Company to differ with actual results, see the discussion of "Risk Factors" beginning on page 5. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                           DESCRIPTION OF THE COMPANY

     The Company is engaged in the development and commercialization of on-line transaction systems for participants in the U.S. and international financial markets. The Company was founded in 1994 to take advantage of commercial opportunities through the application of advanced telecommunication and computing technologies to the area of electronic commerce. The Company is currently organized as a parent company which has or will have four subsidiaries as follows: (1) Universal Trading Technologies, Inc., ("UTTC(TM)"); (2) Gomez Advisors, Inc. ("GA"); (3) Electronic Market Center, Inc. ("eMC(TM)"); and (4) ATG(TM) International, Inc. ("ATG(TM) International") (not yet incorporated). REB Securities, Inc. ("REB"), a broker-dealer whose Registration Statement with the Commission is pending, is a wholly-owned subsidiary of UTTC(TM).

     UTTC(TM)'s business is to develop, market and operate electronic pricing and transactional systems for the securities trading market. UTTC(TM)'s target customers are the professional investment community which includes broker-dealers, pension plan sponsors, institutional money managers, and mutual funds. These professional investors may benefit from UTTC(TM)'s proprietary technologies and pricing mechanisms which will enable them to trade efficiently and cost effectively in an electronic trading environment. UTTC(TM) has developed the Universal Trading System ("UTS(TM)"), which incorporates advanced computer and telecommunications technology, and UTS(TM)'s first product module, the Volume Weighted Average Price ("VWAP(TM)") Trading System ("VTS(TM)"), an electronic securities pricing and transaction system for trading exchange listed and NASDAQ National Market securities.

     On April 22, 1995 the Philadelphia Stock Exchange (the "PHLX") and UTTC(TM) agreed to deploy the UTS(TM) as a facility of the PHLX. On September 18, 1995 UTTC(TM) and PHLX memorialized the agreement in a formal contract for a term of five years commencing from the date UTS(TM) becomes operational on the PHLX. Operation of the system is contingent upon approval by the Commission of a rule proposal filed by the PHLX. The contract provides, among other things, for the development of the VTS(TM) system as a new trading product of the PHLX.

     The Company has developed a working system in accordance with contract with the PHLX. On April 16, 1998 the SEC proposed new rules and rule amendments that, if adopted, will permit, among other things, alternate trading systems ("ATSs") to choose whether to register as national securities exchanges, or to register as broker-dealers. If adopted, the SEC regulations may allow the Company to introduce its products, regardless of whether the PHLX rule proposal is approved by the Commission. Anticipating adoption of these new regulations, the Company currently is exploring the best structure for launching its electronic trading products being developed, e.g. as an existing facility of a self regulatory organization ("SRO"), a broker-dealer, or as a new and independent registered exchange.

     The PHLX recently entered into an agreement pursuant to which the PHLX would, in essence be acquired by the American Stock Exchange (the "AMEX"). The Company's contract with the PHLX is assignable by its terms with the consent of both parties to the contract. The Company presently does not intend to agree to the assignment of the contract.

     GA was formed in May 1997 as a wholly owned subsidiary by the Company in conjunction with Julio Gomez and John Robb, formerly of Forrester Research, Inc., and Dr. Alex Stein, of FarSight Financial. GA provides independent advice with respect to online investing and provides clients in the financial services industry with consulting advice concerning the use of the Internet as a tool for establishing electronic client relationships, marketing, and the interactive distribution of securities. The range of Internet financial consulting services provided through GA includes: strategy development, product and interface design, and implementation planning. GA also publishes proprietary evaluations of Internet financial services through its Internet Broker Scorecard and Internet Banker Scorecard rankings.

     Electronic Market Center, Inc. ("eMC(TM)") is a wholly owned subsidiary that expected to operate and market the Company's to-be-developed open finance system. The Company intends to design eMC(TM) for interactive market access by member users and to provide a global electronic distribution channel for all types of financial products and services. Although the Company has designed the specifications for the eMC(TM), there can be no assurance that the Company will be able to finance the development or to actually develop such finance system. See "Risk Factors."

     REB is a wholly owned broker-dealer subsidiary of UTTC(TM) . REB expects that, upon approval of its application for registration with the Commission, NASD, and state authorities, it will provide institutional "soft dollar services" (pursuant to Section 28(e) of the Exchange Act) and brokerage services to banks, broker-dealers, insurance companies, and other financial intermediaries.

     The Company currently is in the process of forming a wholly owned subsidiary, ATG(TM) International, Inc. The international markets represent potentially significant growth for the application of ATG(TM)'s technology and skills to the development of proprietary online transaction systems for global financial markets. In November 1997, the Company entered into a strategic initiative with Tianjin New Hong Chen Technology & Trading Company to introduce its online trading technology and systems to the financial markets in China.

     Computer Science Innovations, Inc. ("CSI(R)") was a subsidiary of the Company. CSI(R) was incorporated in Florida in March 1983, and specialized in utilizing computer technologies and sophisticated mathematical techniques to address complex information retrieval and management problems. On November 6, 1997, the Company sold CSI(R) to an Employee Stock Ownership Plan controlled by, and for the benefit of, CSI(R)'s management and employees.

     Following the sale of CSI(R), revenues for the Company have significantly decreased, with GA providing the only revenue since this sale. Except for GA, all of the subsidiaries described above are in the development stage and are subject to significant risks associated with development stage businesses. None of the subsidiaries other than GA has realized any revenue to date.

     References herein to the "Company" or "Ashton" include Ashton and its subsidiaries, unless the context indicates otherwise. The Company's headquarters are located at 1900 Market Street, Suite 701, Philadelphia, PA 19103, and its telephone number is (215) 751-1900.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should consider carefully the following risk factors in evaluating the Company and its business before purchasing Common Stock. The following discussion identifies important factors that could cause Ashton's actual results to differ materially from results predicted or implied in any forward-looking statements made in this Prospectus or elsewhere by or on behalf of Ashton.

     Dependence Upon Former Subsidiary; Limited Operating History; Accumulated Deficit. From its inception in 1994 until its acquisition of Computer Science Innovations, Inc. ("CSI(R)"), a former subsidiary, in 1995, Ashton was a development stage company with no operating history. The Company operated CSI(R) as a subsidiary until November 6, 1997, when the Company consummated its sale. CSI(R) is a software development company headquartered in Melbourne, Florida, which assisted in the design of the Ashton Technology Encryption Device ("ATED") and the development of the server which handles the ATED. The Company has since determined that CSI(R) no longer fits into its long-range strategic plan. Other than through CSI(R), the Company has generated revenues only through GA. The Company has never realized any operating profit and has a significant accumulated deficit. The Company is unable to predict whether or when its other subsidiaries and/or product lines will begin to generate revenue.

     UTTC(TM)'s Reliance Upon its Agreement with the Philadelphia Stock Exchange; New Regulatory Environment. UTTC(TM) is a development stage company which has generated no revenue to date. On April 22, 1995, UTTC(TM) and the PHLX agreed to deploy the UTS(TM) as a facility of the exchange. In September 1995, UTTC(TM) and the PHLX memorialized the agreement into a formal contract whereby the PHLX agreed to employ the UTS(TM) system on its equity trading floor for a term of five years from the first date that the UTS(TM) system is available for trading (the "PHLX Agreement"). Although UTTC(TM) completed the design and development of the UTS(TM) and VWAP(TM) module in April 1997, there can be no assurance that either will operate as designed or that PHLX will obtain the regulatory approvals necessary to commence operation of the UTS(TM) as a facility of the exchange.

     The operation of the UTS(TM) as a facility of the PHLX is dependent upon regulatory approval by the Commission. Section 19(b) of the Exchange Act and Rule l9b-4 thereunder require the PHLX to file any proposed rule changes with the Commission. The concept of the UTS(TM) , which would constitute a new PHLX facility accompanied by new PHLX rules, must be filed as a proposed rule change. The PHLX filed its proposal for a rule change, which was published in the Federal Register on September 4, 1996. In order to approve the proposed rule change, the Commission must determine that the UTS(TM) filing is consistent with the purposes of the Exchange Act, particularly Section 6 of the Exchange Act, which provides standards governing the rules of national securities exchanges. On October 28, 1997, the PHLX filed an amendment to the proposed rule change. The Commission published a notice of the Amended rule proposal in the Federal Register on December 31, 1997. There can be no assurance that the Commission will not require further amendment to the proposed PHLX rule change application or that the Commission will approve the proposed rule change in the amended form. The Company is unable to predict whether or when such approval of the PHLX request will be received.

     The PHLX proposed rule change, if approved, would authorize the conducting of a morning session (the "Morning Session") at the PHLX for the placing of orders for eligible securities through the UTS(TM) prior to the commencement of each regular trading session on the PHLX's equity trading floor. In addition, and separate to the proposed rule change, the PHLX has sought certain interpretive and exemptive relief in connection with the operation of UTS(TM) as a facility. As of the date hereof, the Commission has not granted such interpretive and exemptive relief in connection with this proposed rule change and there is no assurance that such relief will be granted by the Commission. If Commission approval of the proposed rule change and grant of the interpretive and exemptive relief are not obtained, the UTS(TM) as described would not be utilized at the PHLX and consequently there could be a delay in implementing the UTS(TM) into an alternative market. The Company is currently seeking alternatives for the marketing and implementation of the UTS(TM), including the formation of its own broker-dealer subsidiary.

     On June 9, 1998, the PHLX announced that its Board of Directors approved a plan to merge with AMEX. The Company is unable to predict the impact that the proposed merger will have on its agreement with the PHLX. However, the Company does not presently intend to agree to the assignment of the agreement with the PHLX to the AMEX.

     Development Stage Company. As a development stage company which has had a limited operating history, the Company is subject to the risks and difficulties common to new businesses. The viability of the Company must be considered in light of problems normally encountered in the early stages of business development, and the likelihood of the successful deployment of the UTS(TM) and other products must be considered in light of the problems, difficulties, complications and delays frequently encountered in connection with the deployment of new technologies. No assurance can be given that such problems will not arise or will be overcome or that the Company will achieve profitability.

     Capital Requirements; Need for Additional Financing. Based upon the Company's current plan of operations, it is anticipated that the net proceeds from the private placement of Series D Preferred, completed in April 1998 and the Series E along with the exercise of certain put rights which the Company obtained in connection with the sale of the Series D and Series E Preferred will provide sufficient working capital for at least the next 8 months. The Company may need additional financing in the future if (i) the Company experiences unexpected costs, (ii) there is a delay in the introduction of the UTS(TM) system, (iii) the Company fails to develop successfully the market for its products, (iv) other opportunities arise which require significant investment, or (v) if the net proceeds from the Series D&E private placements prove to be insufficient for the Company's continued operations. In order for the Company to exercise the put rights, certain conditions must be met, of which there can be no assurance. In addition, the Company may require additional financing to complete any acquisition it may undertake. If financing is required, such financing may be raised through additional equity offerings, joint ventures or other collaborative relationships, borrowings and other sources. There can be no assurance that additional financing will be available or, if it is available, that it will be available on acceptable terms. If additional funds are raised through the issuance of additional equity securities, the percentage ownership of the then current stockholders of the Company may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of Common Stock.

     Competition; Product Acceptance. The UTS(TM) will compete with other electronic trading systems, including Reuters, N.A.'s Instinet system,
Investment Technology Group Inc.'s POSIT system, and Optimark Technologies, Inc.'s proposed Optimark system. The Company believes that competitive criteria include quality of trade execution, pricing and reliability of post-execution processing and settlement operations. Although the Company believes the UTS(TM) will offer improved trading performance, trading flexibility, and commercial benefits, there can be no assurance that the UTS(TM) will be accepted by an extended customer base, specifically, institutional investors, or that it will be able to address adequately the competitive criteria in a manner that results in a competitive advantage. The UTS(TM) will also compete with various national, regional and foreign securities exchanges for trade execution services. There can be no assurance that these exchanges will not take steps to attempt to retain transaction volume or to compete with the UTS(TM) system by establishing or creating their own pilot alternative trading systems, which in turn, could limit the future growth of the UTS(TM) system.

     The automated trade execution and analytical services to be offered by the UTS(TM) will also compete with services offered by leading brokerage firms and other information service and transaction processing firms. Many of the Company's competitors have substantially greater financial, research, development and other resources than the Company and many of their products have substantial operating histories. Although the Company believes that the UTS(TM), when operational, will offer certain competitive advantages, UTTC(TM)'s ability to maintain these advantages will require continued investment in the development of its services, additional marketing activities and customer support services. There can be no assurance that the Company will have sufficient resources to continue to make this investment, other than through the recent private placements of convertible preferred stock, which may raise up to $13 million, or that the Company's competitors will not devote significantly more resources to competing services. The electronic product advisory and research services provided by GA compete with Forrester Research, Inc., Gartner Group, and J.D. Power & Associates.

     UTTC(TM)'s success is heavily dependent upon the acceptance of the UTS(TM) by institutional investors. Failure to obtain such acceptance could result in lower share volumes and a lack of liquidity on the UTS(TM). Market and customer acceptance of the UTS(TM) will depend upon, among other things, UTS(TM)'s operational performance, which has not yet been tested in the environment of actual equity market trading activity. In addition, once operational, the UTS(TM)'s institutional customers may discontinue use of the UTS(TM) at any time. While the Company's management continues to solicit customers to use the UTS(TM), any commitments are dependent upon the UTS(TM) becoming operational at the PHLX or, in the alternative, at an independent broker-dealer or exchange. There can be no assurance that UTTC(TM) will attract a sufficient number of customers to the UTS(TM). Failure to introduce successfully and market the UTS(TM) could result in a material adverse effect on UTTC(TM) and the consolidated operations of the Company.

     Dependence Upon Proprietary Technology; Intellectual Property Rights. The Company and its subsidiaries regard their respective products as proprietary and rely primarily on a combination of trademark and trade secret protection, employee and third party confidentiality and non-disclosure agreements, license agreements, and other intellectual property protection methods to protect their proprietary rights. However, neither Ashton, UTTC(TM) nor the Company's other subsidiaries currently hold any material patents or have filed for copyright protection relating to current product lines. The Company is currently considering whether to patent or copyright certain aspects of its product line including the pricing algorithm utilized in connection with the VWAP(TM) system. It may be possible for unauthorized third parties to copy or reverse engineer certain portions of the Company's products or obtain or use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of proprietary information, that the Company will be able to detect unauthorized use of proprietary information, or that the Company will be able to afford the high cost required to enforce intellectual property rights. Further, no assurance can be given that nondisclosure and other contractual arrangements to protect the Company's proprietary rights will not be breached, that the Company will have adequate remedies for any breach, or that trade secrets will not otherwise become known to or be independently developed by competitors. Although the Company's competitive position may be adversely affected by the unauthorized use of its proprietary information, the Company believes that the ability to protect fully its intellectual property is less significant to the Company's success than are other factors, such as the knowledge, ability and experience of its employees and its ongoing product development and customer support activities.

     Although the Company believes that the services and products it offers do not infringe on the intellectual property rights of others, there can also be no assurance that third parties will not assert infringement claims against the Company in the future, that such assertions by third parties will not result in costly litigation, that the Company will prevail in such litigation, or that the Company will be able to license any patents or other intellectual property rights from third parties on commercially reasonable terms, if at all. Litigation, in and of itself and regardless of its outcome, could also result in substantial cost and diversion of resources of the Company. Any infringement claim or other litigation against or by the Company could materially adversely affect the Company's business, operating results and consolidated financial condition.

     Rapid Changes in Technology; Maintaining Technological Advantage. The technologies underlying the Company's products and services are subject to rapid evolution and change. The Company's future success depends, in large measure, upon its ability to respond quickly and successfully to technological advances by developing and introducing new and improved products and services. There can be no assurance that the Company will be able to foresee and respond to such advances or that competitors, including those with greater financial and other resources, will not succeed in developing technologies, products or services that could be superior to the those of the Company.

     Dependence on High Trading Volumes. UTTC(TM) revenues may depend upon the volume of securities trading. Securities trading volumes may be affected by national and international economic and political conditions and broad trends in business and finance. Any of these factors may result in lower share volumes offered through the UTS(TM) and adversely affect the Company's results of operations once the UTS(TM) becomes operational. Variations in transaction volume could also cause the Company's operating results to fluctuate on a quarterly basis.

     Risk of Errors and Malfunctions. The UTS(TM) may be subject to various risks associated with systems errors and malfunctions and employee errors. Systems errors and malfunctions which could affect any electronic system could result in service interruptions. In a competitive environment for electronic equity trading execution, investors may turn to the Company's competitors on a temporary or permanent basis to complete their trades. Prolonged service interruptions resulting from natural disasters or otherwise could result in decreased trading volumes and the loss of customers.

     Year 2000 Compliance. The Company is assessing the potential impact of what is commonly referred to as the "Year 2000" issue, concerning the inability of certain information systems and automated equipment to properly recognize and process dates containing the Year 2000 and beyond. If not corrected, these systems and equipment could fail or create erroneous results. The Company is currently in the process of determining if any of its systems and equipment present Year 2000 issues. Regardless of the Year 2000 compliance of the Company's systems, there can be no assurance that the Company will not be adversely affected by the failure of others to become Year 2000 compliant. Because of these uncertainties regarding the failure of others, there can be no assurance that the Year 2000 issue will not have a material financial impact in any future period.

     Government Regulation. The UTS(TM) will be subject to regulation by the Commission, the PHLX, and other SRO's, which are charged with protecting the interests of the investing public and the integrity of the securities markets. Failure to comply with any rule or regulation established by these entities may subject UTTC(TM) to suspension or penalties which could have a material adverse affect on UTTC(TM) and the consolidated operations of the Company.

     On April 17, 1998, the Commission proposed new rules that would allow alternative trading systems, such as the UTS(TM), to register and operate as broker-dealers or national securities exchanges independently, rather than relying on a sponsoring exchange to incorporate such alternative trading system as a facility of the exchange. In addition, the Commission proposed rules that would allow national securities exchanges, such as the PHLX, to implement, for a period of two years, pilot alternative trading systems without prior Commission approval. Ashton and UTTC(TM) intend to take advantage of opportunities presented by the new Commission rules. However, there can be no assurance that the Commission will issue such rules in final form, whether the Commission will alter the scope or form of the proposed rules, or whether such rules will ultimately be adopted. In the event such alternative trading system rules are not adopted in their current form, the Company will seek other avenues to implement its electronic trading systems.

     Dependence on Key Employees. The Company's success is dependent to a significant degree upon the services of its key employees Fredric W. Rittereiser, Robert A. Eprile, John A. Blohm, Fred S. Weingard, and Julio Gomez. The loss of any one or more of these key employees could have a material adverse effect on the Company's operations. Ashton has entered into a multi-year employment agreement with Mr. Weingard. In October 1995, the Company obtained key-man term life insurance policies in the amount of $900,000 each on the lives of Fred S. Weingard, John A. Blohm, and Robert A. Eprile, and $5,000,000 on the life of Fred W. Rittereiser in November 1997. The Company further believes that its future success will depend in large part upon its ability to attract and retain additional highly-skilled technical, managerial, sales and marketing personnel. There can be no assurance that the Company will succeed in its effort to attract appropriate personnel. Competition for such personnel in the information technology development industry is intense. Failure to attract and retain such personnel could have an adverse effect on the Company and its subsidiaries operating results and financial condition.

     Possible Unspecified Acquisitions. One of the Company's strategies is to attempt to grow through the acquisition of one or more products or companies focused on advanced information technologies. Stockholders of the Company may not have the power to approve or disapprove an acquisition. The Company receives and expects to continue to receive inquiries as to its interest in acquiring other products and companies and forming other business combinations. There can be no assurance that the Company will find suitable acquisitions or that an acquisition or other business combination can be completed upon terms acceptable to the Company. Additionally, the Company may require significant additional financing to complete any acquisition. There can be no assurance that such financing will be available, or if it is available, that it will be available on acceptable terms.

     No Dividends and None Anticipated. The payment by Ashton of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon Ashton's earnings, its capital requirements and its financial condition as well as other relevant factors. Ashton has not paid or declared any cash dividends upon its Common Stock since its inception. While there are no contractual limitations on the Company's ability to pay dividends, by reason of its present financial status and its contemplated future financial requirements, the Company does not anticipate making any cash distributions on its Common Stock in the foreseeable future. The payment of dividends by the Company must also be in compliance with the provisions of the General Corporation Law of the State of Delaware (the "GCL").

     Possible Issuance of Additional Preferred Stock. Ashton is authorized to issue up to 3,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As described in further detail herein, Preferred Stock has been issued in the following series: Series A Convertible PIK Preferred Stock; Series B Convertible Preferred Stock; Series C Convertible Preferred Stock; Series D Convertible Preferred Stock; and Series E Convertible Preferred Stock. Further series of Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by stockholders. The terms of any issuance of Preferred Stock may include voting rights (including the right to vote as a series on particular matters) which could be superior to those of the shares of Common Stock, preferences over the shares of Common Stock as to dividends and distributions in liquidation, conversion and redemption rights (including the right to convert into shares of Common Stock) and sinking fund provisions. Four series of Preferred Stock, in the aggregate 837,503.15 shares are currently outstanding (250,000 shares of Series A, 587,500 shares of Series B, and 3.15 shares of Series D). Ashton has no current plans for the issuance of any additional series of Preferred Stock. The issuance of any additional Preferred Stock could affect the rights of the holders of Common Stock and could reduce the value of the Common Stock.

     Possible Dilution from Conversion of Preferred Stock. The number of shares of Common Stock issuable upon conversion of the Company's outstanding Convertible Preferred Stock including the Series A Convertible PIK Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock is not fixed and may result in substantial dilution to current stockholders. The sales of the underlying shares of Common Stock could adversely affect the market price of the Common Stock. Purchasers of Common Stock could therefore experience substantial dilution of their investment upon conversion of any or all of the outstanding series of Convertible Preferred Stock. The shares of Convertible Preferred Stock are not registered and may be sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. Shares of Common Stock into which certain series of the Preferred Stock may be converted are being registered pursuant to this Registration Statement.

     Requirements for Listing Securities on NASDAQ SmallCap Market. The Common Stock and the Warrants have been approved for quotation on NASDAQ SmallCap Market. The rules of NASDAQ SmallCap establish criteria for continued quotation of securities on NASDAQ SmallCap. While the Company expects to meet such criteria, there can be no assurance that it will be able to maintain the standards for continued quotation. Continued inclusion on NASDAQ SmallCap generally requires that: (i) the Company maintain at least $4,000,000 in net tangible assets, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 750,000 shares in the public float valued at $5 million or more, (iv) the shares of Common Stock have at least two active market makers and (v) the shares of Common Stock be held by at least 400 holders. If the Company fails to meet the standards for continued quotation, the market for the securities may be affected adversely and holders may be unable to sell their shares of Common Stock or Warrants. Trading, if any, in the securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". If this were to occur, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of the securities.

     "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities are removed from NASDAQ SmallCap, at the market prices of the Common Stock and Warrants on the date hereof, the securities may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. While many securities quoted on the NASDAQ Stock Market would otherwise be covered by the definition of penny stock, transactions in a non-NASDAQ security would be exempt from all but the sole market maker provision for: (i) securities priced at five dollars more, (ii) securities registered on a national securities exchange, (iii) securities authorized for quotation in the NASDAQ system, and (iv) securities whose issuer has net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years, or the issuer has average revenue of at least $6,000,000 for the last 3 years. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market maker disclosure and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

     The above-described rules may materially adversely affect the liquidity for the market of the Company's securities should they cease to be quoted on the NASDAQ SmallCap Market. Such rules may also affect the ability of broker-dealers to sell the securities and may impede the ability of Warrantholders or subsequent holders of the shares of Common Stock, Warrants and Preferred Stock to purchase Common Stock, to sell such securities in the secondary market.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. Upon exercise of the Series C, Series D, and Series E Warrants held by the Selling Stockholders, the Company will receive approximately $2,214,702, which will be used for general corporate purposes. Upon exercise of all of the Series D&E Puts by the Company, the Company will receive an aggregate of up to $13 million, which will be used for general corporate purposes.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     All of the shares of Common Stock of the Company covered by this Prospectus are being sold for the account of the (i) holders of the Series D Convertible Preferred Stock, including the Placement Agent for the sale of such preferred stock (the "Series D Preferred Stockholders"); (ii) holders of the Series E Convertible Stock, including the Placement Agent for the sale of such preferred stock (the "Series E Preferred Stockholders"); (iii) holders of the Series C Warrants, including the Placement Agent for the sale of such Warrants (the "Series C Warrantholders"); (iv) holders of the Series D Warrants, including the Placement Agent for the sale of such warrants (the "Series D Warrantholders"); and (v) holders of the Series E Warrants, including the Placement Agent for the sale of such Warrants (the "Series E Warrantholders"). The Series D and Series E Preferred Stockholders are also obligated to purchase shares of the Company's Common Stock upon the exercise of Put Rights obtained by the Company in connection with the sale of the Series D and Series E Preferred Stock.

     An indeterminate number of shares of Common Stock, initially 2,896,350 as of the date of this Prospectus, are being offered for resale by the Series D
Preferred Stockholders upon conversion of the Series D Preferred. An indeterminate number of shares of Common Stock, initially 1,810,218 as of the date of this Prospectus are being offered for resale by the Series E Preferred Stockholders upon conversion of the Series E Preferred. A total of up to 200,000 shares of Common Stock are being offered for resale by the Series C Warrantholders upon the exercise of outstanding, unexecised Series C Warrants. A total of up to 880,000 shares of Common Stock are being offered for resale by the Series D Warrantholders upon the exercise of outstanding, unexercised Series D Warrants. A total of up to 320,000 shares of Common Stock are being offered for resale by the Series E Warrantholders upon the exercise of outstanding, unexercised Series E Warrants. An indeterminate number of Shares of Common Stock, 8,897,100 shares as of the date of this Prospectus are being offered for resale by the Series D and Series E Preferred Stockholders upon the exercise by the Company of the Series D&E Puts.

     The shares of Common Stock being offered by the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be sold in one or more transactions (which may involve block transactions) on the NASDAQ SmallCap Market or on such other market on which the Common Stock may from time to time be trading, in privately-negotiated transactions, through the writing of options on the shares, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Section 4(1) of the Securities Act or Rule 144 thereunder.

     The Selling Stockholders or their respective pledgees, donees, transferees, or other successors in interest, may also sell the shares of Common Stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the Selling Stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares of Common Stock offered hereby will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers, or agents, upon effecting the sale of any of the shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

     The Selling Stockholders and any other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions of the Exchange Act may limit the timing of purchases and sales of any other such person. The foregoing may affect the marketability of the shares. The Company has agreed to indemnify certain Selling Stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments certain Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

     Listed below are the names of each Selling Stockholder, the total number of shares owned and the number of shares to be offered for each Selling Stockholder account, and the percentage of Common Stock owned by each Selling Stockholder before and after this Offering:

                                                                              SHARES OF
                                                                             COMMON STOCK       SHARES OF COMMON
                                                           SHARES OF         BEING OFFERED        STOCK OWNED OF
                                                         COMMON STOCK         FOR SELLING          RECORD AFTER
                                                        OWNED OF RECORD      STOCKHOLDER'S         COMPLETION OF
                                                       PRIOR TO OFFERING        ACCOUNT              OFFERING
NAME                                                 NUMBER         PERCENT                    NUMBER       PERCENT
----                                                 ------         -------                    ------       -------
I     Series C Warrantholders

      Avalon Capital Limited                       50,000             *          50,000             0          *

      Balmore Funds, S.A                           50,000             *          50,000             0          *

      Settondown Capital International,           872,482             *         100,000(2)       28,362        *
      Ltd.(1)

II    Series D Preferred
      Stockholders and
      Warrantholders(3)

      Dominion Capital Fund, Inc.               1,076,947             *       1,076,947             0          *

      Canadian Advantage Limited                1,076,947             *       1,076,947             0          *
      Partnership

----------
*    Less than 1%.

(1) Acted as Placement Agent for the Company in connection with sale of Series C, Series D, and Series E Preferred Stock and Warrants.

(2) Does not include 517,920 shares issuable upon conversion of the Series D and 326,200 shares issuable upon conversion of the Series E Preferred Stock and Warrants.

(3) The number of shares set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Series D and Series E Preferred Stockholders and Warrantholders. The actual number of shares of Common Stock issuable upon conversion of the Series D Preferred, and Series E Preferred and the exercise of the Series C Warrants, Series D Warrants, and Series E Warrants is indeterminate, subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company at this time, including, among other factors, the future market price of the Common Stock. The actual number of shares of Common Stock offered hereby, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series D Preferred, and Series E Preferred and the exercise of the Series C Warrants, Series D Warrants, and Series E Warrants by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. The Certificates of Designation governing the Series D Preferred, the Series E Preferred, Series C Warrants, Series D Warrants, and Series E Warrants each contain provisions which limit the number of shares of Common Stock into which the shares of Series D Preferred, and Series E Preferred and the Warrants are convertible. Under these provisions, the number of shares of Common Stock into which the Series D Preferred, Series E Preferred are convertible (together with any additional shares of Common Stock held by these Selling Stockholders) will not exceed 4.99% of the Company's then outstanding Common Stock. Accordingly, the number of shares of Common Stock set forth in the table for these Selling Stockholders
     exceeds  the  number  of  shares  of  Common   Stock  that  these   Selling
     Stockholders could own beneficially at any given time through their ownership of the Series D Preferred and Series E Preferred.

                                                                              SHARES OF
                                                                             COMMON STOCK       SHARES OF COMMON
                                                           SHARES OF         BEING OFFERED        STOCK OWNED OF
                                                         COMMON STOCK         FOR SELLING          RECORD AFTER
                                                        OWNED OF RECORD      STOCKHOLDER'S         COMPLETION OF
                                                       PRIOR TO OFFERING        ACCOUNT              OFFERING
NAME                                                 NUMBER         PERCENT                    NUMBER       PERCENT
----                                                 ------         -------                    ------       -------
      Excalibur Limited Partner                     807,710             *         807,710            0          *

      Sovereign Partners Limited                    269,237             *         269,237            0          *
      Partnership
      Settondown Capital International              872,482             *         517,920       28,362          *
      Ltd.(4)

III   Series E Preferred
      Stockholders and
      Warrantholders
      Series E Investors(5)                       1,923,852             *       1,923,852            0          *

      Settondown Capital
      International Ltd.                            872,482             *         326,200(6)    28,362          *


----------

(4) Does not include 100,000 shares issuable upon conversion of the Series C Preferred Stock and Warrants and 326,200 shares issuable upon conversion of the Series E Preferred Stock and Warrants.

(5) The 961,926 shares (for which 1,923,852 shares have been registered by agreement), issuable upon conversion of the Series E Preferred Stock and Warrants will be allocated among four investors: (1) Dominion Capital Fund, Inc., (2) Canadian Advantage Limited Partnership, (3) Excalibur Limited Partner and (4) Sovereign Partners Limited Partnership, after the date of this Registration Statement.

(6) Does not include 100,000 shares issuable upon conversion of the Series C Preferred Stock and Warrants and 517,920 shares issuable upon conversion of the Series D Preferred Stock and Warrants.

                          DESCRIPTION OF CAPITAL STOCK

     As of May 29, 1998, the authorized capital stock of the Company consisted of 60,000,000 shares of Common Stock, par value $.01 per share, of which 8,677,913 were issued and outstanding, and 3,000,000 shares of Preferred Stock, of which 837,503.15 were issued and outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemptive or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock offered by the Company hereby will, when issued, be fully paid and non-assessable.

     On January 27, 1998, the Company completed the sale of 100,000 shares of the Series C Convertible Preferred Stock to a group of foreign investors including the Placement Agent for such sale, (the "Investors"), with a liquidation preference of $10.00 per share (the "Series C Preferred"), for an aggregate purchase price of $1,000,000 ("Series C Shares"). Holders of the Series C Shares have the right to convert each Series C Share into one share of Common Stock at a prescribed conversion price. Each of the holders of the Series C Preferred exercised their conversion rights in March and April, 1998. As of March 31, 1998, 50,000 shares of the Series C Shares had been converted into 281,071 shares of ATG(TM) Common Stock. Between March 31 and April 21, 1998, the remainder of the Series C Shares were converted into 314,342 shares of ATG(TM) Common Stock. In connection with the sale of the Series C, the Investors and the Placement Agent received Warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of 105% of the Market Price, as defined in the Series C Certificate of Designation, for a period of five years.

     On April 2, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Line of Credit"), pursuant to Regulation D under the Securities Act with the Series D and Series E Preferred Stockholders. Pursuant to, and upon the satisfaction of certain conditions set forth in the Line of Credit, the Company was granted certain put rights allowing the Company to cause the Series D & Series E Preferred Stockholders to purchase up to $13,000,000 in Common Stock at certain intervals, and at certain volumes and prices. The number of shares to be purchased is to be determined by a conversion formula set forth in the Line of Credit. For purposes of this Registration Statement, were the put rights to be exercised in their entirety as of June 26, 1998 at a stock price of $3.438, the Series D Series E Preferred Stockholders would be obligated to purchase 4,448,550 shares of Common Stock. In addition, pursuant to the Line of Credit, the Series D and Series E Preferred Stockholders and the Placement Agent acquired Warrants to purchase, in the aggregate, 600,000 shares of Common Stock at prices to be determined in the Line of Credit Agreement. In connection with the foregoing offerings of Preferred Stock and the Line of Credit, K. Ivan F. Gothner, a director of the Company, received $200,000 and an option to purchase 600,000 shares of Common Stock at an exercise price of $1.875 per share for his services in structuring the investments. In addition, the Company expects to pay Mr. Gothner additional compensation in the amount of 5% of the proceeds received at the time of conversion in connection with these offerings.

Anti-Takeover Provisions

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     The Company's Bylaws provide that (i) the authorized number of directors may be changed only by resolution of the Board of Directors, and (ii) directors can only be removed with or without cause by a majority vote of the stockholders. These provisions could have the effect of delaying, deterring or preventing a change in control of the Company or depressing the market price of Common Stock or discouraging hostile bids in which stockholders of the Company could receive a premium for their shares of Common Stock. The Company is considering whether to adopt additional anti-takeover measures.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is North American Transfer Company.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, L.L.P., Philadelphia, PA.

                                     EXPERTS

     The consolidated financial statements of the Company and subsidiaries for the fiscal year ended March 31, 1997, incorporated by reference in to this Prospectus and Registration Statement, have been audited by Goldstein Golub Kessler & Company, P.C. Such financial statements and schedules have been so incorporated in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits, and schedules. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete with respect to each such contract or document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration
Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission in Washington, D.C. and copies of such material may be obtained from such upon payment of the fees prescribed by the Commission.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer or solicitation to any person in any jurisdiction where such an offer or soliciation would be unlawful. Neither delivery of this Prospectus nor sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----
Available Information                                                       2
Incorporation of Certain
  Documents by Reference                                                    2
Description of the Company                                                  3
Risk Factors                                                                5
Use of Proceeds                                                            11
Selling Stockholders
  and Plan of Distribution                                                 11
Description of Capital Stock                                               15
Legal Matters                                                              16
Experts                                                                    16
Additional Information                                                     16

                                   ----------

================================================================================
================================================================================
================================================================================
================================================================================



================================================================================


                                15,003,668 Shares



                              THE ASHTON TECHNOLOGY
                                   GROUP, INC.




                                  Common Stock




                                ----------------

                                   PROSPECTUS
                                ----------------







                                  July __, 1998



================================================================================
================================================================================
================================================================================
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission filing fee.......................$ 15,216.87
Printing expenses...................................................$  4,145.00
Legal fees and expenses.............................................$ 17,000
Miscellaneous.......................................................     -0-
     Total..........................................................$ 36,361.87

All of the amounts shown are estimates except for the fee payable to the Securities and Exchange Commission.

Item 15. Indemnification of Directors and Officers

     The Delaware General Corporation Law authorizes the Company to grant indemnities to directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. In addition, the Company has obtained Directors' and Officers' Liability Insurance, which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company.

     Article 7 of the Company's Amended Certificate of Incorporation provides as follows:

     SEVENTH: Directors of the Corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation, or (4) a transaction from which the director derived an improper personal benefit.

Item 16. Exhibits

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number         Description
------         -----------

4.1, 4.2, 4.3  Certificates  of Designation  for the Company's  Common Stock and
               for the Company's Series C, D, and E of Convertible Preferred Stock.

5.1            Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1           Consent of Goldstein Golub Kessler & Company, P.C.

27.1           Financial Data Schedule

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and.

          (iii) Include any additional or changed material information on the plan of distribution;

     Provided,  however, that, for small business issuers, paragraphs (1)(i) and
(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 29, 1998.

                                   THE ASHTON TECHNOLOGY GROUP, INC.

                                   By: /s/ Fredric W.  Rittereiser
                                       -----------------------------------------
                                           Fredric W.  Rittereiser
                                           President and Chief Executive Officer

     We, the undersigned directors and officers of The Ashton Technology Group, Inc., do hereby constitute and appoint Robert Eprile and John A. Blohm, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable The Ashton Technology Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                         Title                                      Date
        ---------                                         -----                                      ----
/s/ Fredric W.  Rittereiser                  Director, President and Chief Executive              June 29, 1998
-----------------------------------------    Officer (Principal Executive Officer)
Fredric W.  Rittereiser

/s/ Robert Eprile                            Chairman of the Board (Principal Financial           June 29, 1998
-----------------------------------------    Officer)
Robert Eprile

/s/ John A.  Blohm                           Director and Treasurer (Principal Accounting         June 29, 1998
-----------------------------------------    Officer)
John A.  Blohm

/s/ Fred S. Weingard                         Director                                             June 29, 1998
-----------------------------------------
Fred S. Weingard

                                             Director                                             June 29, 1998
-----------------------------------------
K.  Ivan F.  Gothner

                                             Director                                             June 29, 1998
-----------------------------------------
Richard Butler

/s/ William Uchimoto                         Director and General Counsel                         June 29, 1998
-----------------------------------------
William Uchimoto

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number
--------------

4.1             Certificate of Designation of the Company's
                Series C Convertible Preferred Stock

4.2             Certificate of Designation of the Company's
                Series D Convertible Preferred Stock

4.3             Certificate of Designation of the Company's
                Series E Convertible Preferred Stock

5.1             Opinion of Ballard Spahr Anderson & Ingersoll, L.L.P.

23.1            Consent of Goldstein Golub Kessler & Company, P.C.

27.1            Financial Data Schedule